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                                                                    EXHIBIT 10.8

                              AMENDMENT NO. 1 TO
                      1991 EMPLOYEE STOCK INCENTIVE PLAN


     WHEREAS, in connection with its emergence from Chapter 11 proceedings under the United States Bankruptcy Code in 1991, USTrails, Inc., a Nevada corporation (the "Company") adopted the 1991 Employee Stock Incentive Plan (the "1991 Employee Plan");

     WHEREAS, on September 12, 1996, the Board of Directors of the Company approved the amendment of Section 6(a) of the 1991 Employee Plan as provided herein;

     NOW, THEREFORE, Section 6(a) of the 1991 Employee Plan is hereby amended in its entirety to read as set forth below:

        "6(a) This Plan shall be administered by the Board or by a committee (the "Committee") of the Board composed solely of two or more "non-employee directors" as defined under the amended version of Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") in SEC Release No. 34-37261, dated May 31, 1996. The Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. When the Board is administering the Plan, references herein to "the Committee" shall refer to the Board."

     Dated as of September 12, 1996.



                                 /s/ WALTER B. JACCARD
                                 -----------------------------------------------
                                 Walter B. Jaccard, Corporate Secretary